Exhibit 10.3

Execution Version

TERM LOAN JOINDER

TERM LOAN JOINDER, dated as of March 6, 2007 (this "Term Loan Joinder"), to the Credit Agreement, dated as of January 9, 2007 (as amended, amended and restated, supplemented, restated, replaced, refinanced or otherwise modified from time to time, the "Credit Agreement"), among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation ("Holdings"), CROWN CASTLE OPERATING COMPANY, a Delaware corporation (the "Borrower"), the Subsidiary Guarantors (as defined therein) from time to time party thereto, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders") and THE ROYAL BANK OF SCOTLAND PLC, as administrative agent (the "Administrative Agent").

WHEREAS pursuant to Section 2.23 of the Credit Agreement, the Borrower has requested that the Persons listed on Schedule 1 hereto (the "Tranche B Lenders") provide Term Loans to the Borrower under the Credit Agreement in an aggregate principal amount of $50,000,000 (such Term Loans, the "Tranche B Term Loans");

WHEREAS the Tranche B Lenders are willing to provide the Tranche B Term Loans to the Borrower, in each case on the terms and subject to the conditions set forth herein; and

WHEREAS Morgan Stanley Senior Funding, Inc., RBS Securities Corporation and J.P. Morgan Securities Inc. will act as joint lead arrangers and joint bookrunners in respect of the Tranche B Term Loans;

NOW, THEREFORE, Holdings, the Borrower, the Tranche B Lenders and the Administrative Agent hereby agree as follows:

1. Definitions. Capitalized terms used herein which are not defined herein and which are defined in the Credit Agreement shall have the same meanings as therein defined.

2. Terms of the Tranche B Term Loans. The Tranche B Term Loans shall have the following terms:

(a) The Tranche B Term Loans shall mature in consecutive quarterly installments (each due on the last day of each calendar quarter), commencing on April 1, 2007, each of which shall be in an amount equal to (i) in the case of each such installment other than the one described in clause (ii) hereof, 0.25% of the aggregate outstanding principal amount of Tranche B Term Loans and (ii) in the case of the last such installment, the entire remaining outstanding principal amount of Tranche B Term Loans.

(b) All then outstanding Tranche B Term Loans shall be repaid on the date that is seven years after the Term Loan Effective Date (as defined below).

(c) The Applicable Margin with respect to the Tranche B Term Loans shall be, for any day, a rate per annum equal to (i) 0.50% for Tranche B Term Loans maintained as ABR Loans and (ii) 1.50% for Tranche B Term Loans maintained as Eurodollar Loans; provided that the Applicable Margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Term Loans) for any new Term Loans made after the date of this Term Loan Joinder shall not be greater than the highest Applicable Margins that may, under any circumstances, be payable with respect to any outstanding Tranche B Term Loans made pursuant to this Term Loan Joinder plus 25 basis points, except to the extent that the Applicable Margins applicable to all outstanding Tranche B Term Loans are increased to the extent necessary to achieve the foregoing.

(d) The Tranche B Term Loans shall only be utilized to finance a dividend to Holdings to enable Holdings to repurchase its capital stock and for general corporate purposes.

(e) All other terms and provisions of the Tranche B Term Loans shall be as set forth in the Credit Agreement.

3. Conditions to the Effectiveness of the Term Loan Commitment and the Making of the Tranche B Term Loans. The Term Loan Commitment of each Tranche B Lender shall become effective as of March 6, 2007 (the "Term Loan Effective Date"); provided that each of the following conditions is satisfied:

(a)  The Administrative Agent shall have received duly executed and delivered counterparts of (i) this Term Loan Joinder that, when taken together, bear the signatures of the Borrower, Holdings, the Administrative Agent and each Tranche B Lender and (ii) the reaffirmation agreement (the "Reaffirmation Agreement") attached hereto as Exhibit A.

(b) All fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), in connection with this Term Loan Joinder shall have been paid or reimbursed, as the case may be.

(c) Each of the representations and warranties made or deemed to be made in this Term Loan Joinder shall be true and correct.

(d) The Administrative Agent shall have received the executed legal opinion of (x) Cravath, Swaine & Moore LLP, counsel to Holdings, the Borrower and the Subsidiaries, (y) Delaware counsel to the Loan Parties and (z) general counsel to the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent.

(e) Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

(f) The Administrative Agent shall have received reasonably satisfactory evidence that the Board of Directors (or such similar governing body) of the Borrower, Holdings and each other Loan Party has approved the execution and delivery of this Term Loan Joinder and the Reaffirmation Agreement and the performance of the transactions contemplated hereby and thereby.

(g) Each of (i) the First Amendment dated as of March 6, 2007, among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent and (ii) the Amendment to Term Loan Joinder dated as of March 6, 2007, among Holdings, the Borrower, the Term Lenders party thereto and the Administrative Agent shall have become effective.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Term Loan Effective Date as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date.

(b)  No Default or Event of Default has occurred and is continuing or would result from the borrowings to be made on the Term Loan Effective Date.

5. Loans; Commitments. Pursuant to Section 2.23 of the Credit Agreement, by execution and delivery of this Term Loan Joinder, together with the satisfaction of all of the other requirements and conditions set forth in this Term Loan Joinder, each undersigned Tranche B Lender (a) shall have, on and as of the Term Loan Effective Date, a Term Loan Commitment equal to the amount set forth next to its name on Schedule 1 attached hereto, (b) shall be, and shall be deemed to be, a "Term Loan Lender" under, and as such term is defined in, the Credit Agreement and (c) severally agrees to make a Term Loan to the Borrower on the Term Loan Effective Date in an amount not to exceed the Term Loan Commitment of such Lender.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Joinder to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CROWN CASTLE INERNATIONAL CORP.

By:	/s/ Jay A. Brown
Name: Jay A. Brown
Title: Vice President

CROWN CASTLE OPERATING COMPANY

By:	/s/ Jay A. Brown
Name: Jay A. Brown
Title: Vice President

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent

By:	/s/ Vincent Fitzgerald
Name: Vincent Fitzgerald
Title: Managing Director

THE ROYAL BANK OF SCOTLAND PLC, as a Term Loan Lender

By:	/s/ Vincent Fitzgerald
Name: Vincent Fitzgerald
Title: Managing Director

MORGAN STANLEY SENIOR FUNDING, INC., as a Term Loan Lender

By:	/s/ Andrew Earls
Name: Andrews Earls
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Term Loan Lender

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Executive Director

Exhibit A

REAFFIRMATION AGREEMENT, dated as of March 6, 2007 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among Crown Castle Operating Company (the “Borrower”), Crown Castle International Corp. (“Holdings”) and Crown Castle Operating LLC (collectively, the “Reaffirming Parties”) and The Royal Bank of Scotland plc, as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS the Holdings, the Borrower, the Term Loan Lenders listed on Schedule 1 thereto and the Administrative Agent have entered into the Term Loan Joinder, dated as of the date hereof (the “Term Loan Joinder”), which supplements the Credit Agreement, dated as of January 9, 2007 (the “Credit Agreement”), among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

WHEREAS each Reaffirming Party is party to one or more of the Loan Documents.

WHEREAS each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Term Loan Joinder becoming effective and the transactions contemplated thereby being consummated.

WHEREAS the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Term Loan Joinder and the consummation of the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation

SECTION 1.01.   Defined Terms

. Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement.

SECTION 1.02.   Reaffirmation

. (a) Each Reaffirming Party hereby (i) consents to the Term Loan Joinder and the transactions contemplated thereby and (ii) confirms its respective guarantees and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of the Term Loan Joinder, such guarantees and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (as defined in the Security Agreement).

SECTION 1.03.   Grant of Security Interest; Authorization. In furtherance of the reaffirmations set forth in the preceding Section 1.02, each Reaffirming Party hereby assigns, pledges and grants to the Administrative Agent, and its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all its respective Collateral (as defined in the Security Agreement and/or the Pledge Agreement, as applicable), as security for the Obligations. Pursuant to Section 9-509 of the UCC and any other applicable law, each Reaffirming Party authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to its respective Collateral without the signature of such Reaffirming Party.

ARTICLE II

Miscellaneous

SECTION 2.01.   Security Document

. This Agreement is a Security Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 2.02.   Effectiveness; Counterparts

. This Agreement shall become effective on the date when copies hereof which, when taken together, bear the signatures of each Reaffirming Party and the Administrative Agent, shall have been received by the Administrative Agent (or its counsel). This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 2.03.   No Novation

. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities under the Credit Agreement or the other Loan Documents. Each of the Credit Agreement and the other Loan Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.

SECTION 2.04.   GOVERNING LAW

. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.05.   No Other Amendments; Confirmation

. Except as expressly set forth herein, no other amendments to any Loan Document are intended hereby and all other provisions of the Loan Documents are and shall remain in full force and effect.

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IN WITNESS WHEREOF, each Reaffirming Party and the Administrative Agent, for the benefit of the Secured Parties, have caused this Agreement to be duly executed by their respective officers as of the date first above written.

CROWN CASTLE OPERATING COMPANY, as a Reaffirming Party,

By:	/s/ Jay A. Brown
Name: Jay A. Brown
Title: Vice President

CROWN CASTLE INTERNATIONAL CORP., as a Reaffirming Party,

By:	/s/ Jay A. Brown
Name: Jay A. Brown
Title: Vice President

CROWN CASTLE OPERATING LLC, as a Reaffirming Party,

By:	/s/ Jay A. Brown
Name: Jay A. Brown
Title: Vice President

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent

By:	/s/ Vincent Fitzgerald
Name: Vincent Fitzgerald
Title: Managing Director